EXHIBIT 23.3


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) for an aggregate of 15,200,000 shares of Class A Common Stock, $.01 par value, pertaining to the Styleclick, Inc. 2000 Stock and Annual Incentive Plan and Styleclick, Inc. 2000 Directors' Stock Option Plan, of our report dated March 2, 2000 with respect to the financial statements and schedule of Internet Shopping Network LLC included in Styleclick Inc.'s Form S-4 (No. 333-33194) and related Proxy/Prospectus, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ---------------------

New York, New York
July 24, 2000